UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2015

CAPITOL ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35898	27-4749725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 7th Street, N.W., Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

(202) 654-7060

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 1, 2015, Capitol Acquisition Corp. II (“Capitol”) held a special meeting in lieu of annual meeting of its stockholders (the “Meeting”). At the Meeting, Capitol’s stockholders considered the following proposals:

1.                  A proposal to elect two Class A directors to Capitol’s board of directors to serve for the ensuing three-year period or until their successors are elected and qualified or their earlier resignation or removal. Capitol’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class A directors, consisting of Lawrence Calcano and Richard C. Donaldson, expired at the Meeting. The following is a tabulation of the votes with respect to each director elected at the Special Meeting:

Director	For	Withheld	Broker Non-Votes
Lawrence Calcano	20,034,309	26,052	0
Richard C. Donaldson	20,034,309	26,052	0

2.                  A proposal to approve, on an advisory basis, the executive compensation of Capitol’s named executive officers (“Say-on-Pay”). The following is a tabulation of the votes with respect to this proposal, which was approved by Capitol’s stockholders:

For	Against	Abstain	Broker Non-Votes
20,058,761	1,000	600	0

3.                  A proposal to select, on an advisory basis, the frequency with which Capitol will hold an advisory stockholder vote to approve executive compensation (“Say-on-Frequency”). The following is a tabulation of the votes with respect to this proposal, pursuant to which Capitol’s stockholders selected, on an advisory basis, “Every Year”:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
16,269,057	0	3,790,804	500	0

In light of the stockholders’ vote on the Say-on-Frequency proposal, Capitol has decided to include a Say-on-Pay proposal in its proxy materials every year until the next required Say-on-Frequency vote, which will be in 2021.

Capitol held the Meeting on July 1, 2015 in order to regain compliance with Listing Rules 5620(a) and (b) of The Nasdaq Stock Market, which required that Capitol solicit proxies and hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2013. As previously announced, Capitol intends to complete a business combination with Lindblad Expeditions, Inc. (“Lindblad”) pursuant to the Agreement and Plan of Merger, dated as of March 9, 2015 and amended on April 30, 2015 and May 1, 2015 (the “Merger Agreement”), by and among Capitol, Argo Expeditions, LLC, Capitol’s direct wholly-owned subsidiary, Argo Merger Sub, Inc., Argo Expeditions direct wholly-owned subsidiary, and Lindblad. Capitol will hold a second special meeting on July 8, 2015 (the “July 8th Meeting”) to approve its proposed business combination with Lindblad. At the July 8th Meeting, among other proposals, Capitol will submit a new slate of directors for election and will submit a proposal to adjust the classification of its board of directors. Accordingly, the directors of Capitol elected at the Meeting on July 1, 2015 likely will not hold office for their full terms.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL ACQUISITION CORP. II

Dated: July 1, 2015	By:	/s/ Mark D. Ein
Mark D. Ein Chief Executive Officer